Exhibit 23.1 – CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation of our report dated December 17, 2010, relating to the consolidated financial statements of Dynasil Corporation of America and Subsidiaries as of and for the years ended September 30, 2010 and 2009, included in this Form 10-K, into the Company’s Registration Statements on Form S-8 ( File Nos. 333-169623, 333-165651 and 333-46068).

Haefele, Flanagan & Co., p.c.

Maple Shade, New Jersey
December 17, 2010